CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2A of Jetstream Venture Fund and to the use of our report dated June 6, 2025 on the financial statements of the Jetstream Venture Fund.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 6, 2025